UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2006

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2006, Globix Corporation, a Delaware corporation ("Globix"), entered into a Purchase Agreement, dated as of September 30, 2006 (the Purchase Agreement"), among Globix Hosting, LLC ("Globix Hosting"), Globix, Quality Technology Services Holding, L.L.C. ("Purchaser") and Quality Investment Properties Tech Centre Holding, LLC. Pursuant to the Purchase Agreement, Globix has agreed to sell all of its interests in Globix Hosting, a wholly owned limited liability company subsidiary of Globix, to Purchaser for a cash purchase price of $20 million. The purchase price is subject to adjustment based on October revenues and the closing date working capital amount for Globix Hosting. In addition, $2 million of the purchase price is subject to escrow through May 31, 2007 to cover potential post-closing liabilities. Globix Hosting is the holder of the U.S. hosting business of Globix.

The transaction is expected to close in one month and is subject to customary terms and closing conditions. The net proceeds of the transaction will be used by Globix to pay down indebtedness and for other corporate purposes.

Item 8.01 Other Events

On October 3, 2006, Globix issued the press release attached as Exhibit 99.1 hereto announcing that it had entered into the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1        Purchase Agreement, dated as of September 30, 2006 among Globix Hosting, LLC, Globix Corporation, Quality Technology Services Holding, L.L.C. and Quality Investment Properties Tech Centre Holding, LLC.

99.1	Press release announcing the entry into the Purchase Agreement.

CAUTIONARY STATEMENTS

The Purchase Agreement is included in this report to provide investors with information regarding its terms. The Purchase Agreement is not intended to be a source of other factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Purchase Agreement are qualified and limited, including by information in disclosure schedules that the parties exchanged pursuant the Purchase Agreement. Some of the representations and warranties are subject to contractual standards of materiality that may differ from what may be viewed as material to stockholders. Representations and warranties may also be used to allocate risks between the parties. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Globix, Purchaser or any of their respective affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2006	Globix Corporation

By: /s/Peter K. Stevenson
Name: Peter K. Stevenson
Title:	Chief Executive Officer